UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2007

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Richard J. Thompson as a Director

On August 1, 2007, Richard J. Thompson was elected as a director of the Company.  Mr. Thompson has been appointed to serve as a member of the Audit Committee of the Board of Directors of the Company.

Mr. Thompson, age 58, has previously served from May 2005 to March 2007 as Senior Vice President, Finance and Chief Financial Officer of American Power Conversion Corporation, a $2 billion dollar provider of real-time computing and data center infrastructure products and services (acquired by Schneider Electric in February, 2007).  From 1990 to 2005, Mr. Thompson served as Vice President, Finance, and Chief Financial Officer of Artesyn Technologies, a public company involved in the design, manufacture and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, networking, wireless and telecommunications systems.  Mr. Thompson has held other accounting and finance positions of increasing responsibility with other technology related companies since 1974.  Mr. Thompson earned his BBA (Accounting) in 1971 from Lamar University in Beaumont, Texas.  He is an active Certified Public Accountant.

There have been no arrangements or understandings between Mr. Thompson and any other person regarding his selection as a director the Company.  There are no family relationships between Mr. Thompson and any other director or officer of the Company.

Mr. Thompson will be paid cash compensation for his services as a director, to include a prorated annual retainer, plus meeting fees for attendance at meetings of the Board of Directors or the Audit Committee, per the amounts as noted in the Company’s Proxy Statement filed on March 16, 2007.  Mr. Thompson received an award of 12,000 stock units on August 1, 2007 per the non-employee director equity award program adopted by the Compensation Committee of the Board of Directors on April 25, 2006.   The stock units vest in equal portions of 33⅓%  in each of the following three years on the earlier of (i) the anniversary of the date of grant in that year, or (ii) the annual meeting of stockholders held in that year.

Compensatory Arrangements of Certain Officers.

On August 1, 2007, the Compensation Committee of the Board of Directors of Power-One, Inc. (the “Company”) approved an amendment to the stock options previously granted by the Company to Steven J. Goldman, the Company’s former Chairman of the Board.  In accordance with the amendment, Mr. Goldman’s stock options granted by the Company that were vested and outstanding on August 1, 2007 will not terminate until the first to occur of (i) September 10, 2008, (ii) the termination of the options at the end of their maximum term, or (iii) the termination of the options in connection with a change in control of the Company in accordance with the existing terms applicable to the options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2007	Power-One, Inc.

	By:	/s/ Jeffrey J. Kyle
Jeffrey J. Kyle
Vice President — Finance, Treasurer and Chief
Financial Officer